Exhibit 10.16

GUARANTY, KEEP WELL, AND

INDEMNIFICATION AGREEMENT

by and among

SUNOCO, INC.

SUNCOKE ENERGY, INC.

and

the other Parties hereto

Dated as of                  , 2011

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS; INTERPRETATION; CONSTRUCTION	2
1.01	General	2
1.02	Certain Principles of Interpretation	4
1.03	Absence of Presumption; Construction	4

ARTICLE II	GUARANTY, KEEP WELL FUNDING, AND INDEMNITY	4
2.01	Guaranties by the SunCoke Group Guarantors	4
2.02	Keep Well Undertakings	4
2.03	Indemnities	5
2.04	Additional Covered Obligations; Further Assurances	5

ARTICLE III	LIMITATIONS ON GUARANTIES, ETC; CONTRIBUTION	5
3.01	Limitation on Guaranties, Keep Well Undertakings and Indemnities	5
3.02	Rights of Contribution	6
3.03	No Subrogation	6
3.04	Amendments, etc. with respect to the Covered Obligations	6
3.05	Guarantee Absolute and Unconditional	7
3.06	Reinstatement	8
3.07	Payments	8

ARTICLE IV	REPRESENTATIONS AND WARRANTIES	8
4.01	Enforceable Obligations	8
4.02	Other Representations	8

ARTICLE V	SEPARATENESS OF SUNCOKE GROUP FROM SUNOCO GROUP	8
5.01	General	8
5.02	Ring-Fencing of Claymont	9

ARTICLE VI	SURVIVAL	10
6.01	Survival of Agreements	10

ARTICLE VII	CERTAIN ADDITIONAL COVENANTS	10
7.01	Further Assurances	10
7.02	Regulatory Proceedings	10

ARTICLE VIII	DISPUTE RESOLUTION	10
8.01	Disputes	11

ARTICLE IX	MISCELLANEOUS	11
9.01	Expenses	11
9.02	Governing Law; Jurisdiction	11
9.03	Notices	11
9.04	Amendment and Modification	11
9.05	Successors and Assigns; No Third Party Beneficiaries	11
9.06	Counterparts	11

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9.07	Interpretation	11
9.08	Severability	12
9.09	Equitable Relief	12
9.10	Limitation of Liability	12
9.11	Waiver of Default	12
9.12	Controlling Documents	12
9.13	Relationship of Parties	12

Exhibits

Joinder	Exhibit A
Release	Exhibit B

ii

GUARANTY, KEEP WELL, AND INDEMNIFICATION AGREEMENT

This GUARANTY, KEEP WELL, AND INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of                  , 2011, is by and among Sunoco, Inc., a Pennsylvania corporation (“Sunoco”), SunCoke Energy, Inc., a Delaware corporation (“SunCoke”), and the other entities signatory to this Agreement (together with SunCoke and each other member of the SunCoke Group that executes a Joinder to this Agreement in accordance with Section 2.01(b), each, a “SunCoke Group Obligor” and collectively, the “SunCoke Group Obligors”).

W I T N E S S E T H:

A. Sunoco intends to engage in the Separation, as defined in, and subject to the terms and conditions of, that certain Separation and Distribution Agreement, dated as of the date hereof, between Sunoco and SunCoke (the “Separation and Distribution Agreement”).

B. Sunoco, or one or more other members of the Sunoco Group, has guaranteed or otherwise is, or may become, liable (whether by reason of contract, applicable Law, or otherwise) for certain contractual, environmental, tax, pension, employee benefits, or other regulatory or common law obligations of one or more members of the SunCoke Group (the “Covered Obligations”) in respect of: (1) the Obligations, as defined in that certain Guarantee Agreement, dated as of July 31, 2002, by and between Sunoco, as guarantor, and SFG IHCC LLC, a Delaware limited liability company, as beneficiary (the “GE Guarantee”), (2) the Payment Obligations, as defined in that certain Guaranty Agreement, dated as of February 19, 1998, by and between Sun Company, Inc. (the former name of Sunoco) and DTE Indiana Harbor LLC, a Delaware limited liability company, as the beneficiary thereunder (collectively, with the GE Guarantee, the “Indiana Harbor Guarantees”), (3) any other payment or performance obligation owed by any Person in respect of the operations, obligations, or liabilities of, or relating to, Indiana Harbor Coke Company L.P., a Delaware limited partnership (“Indiana Harbor”), now existing or hereafter arising, (4) (a) the Obligations, as defined in that certain Guarantee Agreement, dated as of July 14, 1995, by and between Sun Company, Inc. (the former name of Sunoco), as guarantor, and TIFD VIII-U Inc., a Delaware corporation, as beneficiary (the “Original Jewell Guarantee”), (b) the Obligations, as defined in the Original Jewell Guarantee, as the scope of such definition may have been expanded by that certain Amendment No. 1, dated August 31, 2000 (the “Jewell Guarantee Amendment”), and (c) the Obligations, as defined in that certain Amended and Restated Guarantee Agreement, dated as of December 29, 2006, by and between Sunoco and GECC, collectively with the Original Jewell Guarantee and the Jewell Guarantee Amendment, the “Jewell Guarantees”), and (5) any other payment or performance obligation owed by any Person in respect of the operations, obligations, or liabilities of, or relating to, Jewell Coke Company, L.P., a Delaware limited partnership (“Jewell”), now existing or hereafter arising.

C. The SunCoke Group Obligors desire to guarantee, for the benefit of Sunoco, the payment and performance of each Covered Obligation in advance of the date that any member of the Sunoco Group becomes obligated to pay or perform such Covered Obligation and to indemnify, defend, and hold harmless (collectively “indemnify”) each member of the Sunoco Group, each of their respective Subsidiaries and Affiliates, and each of their respective officers, employees, directors, managers, managing members or other controlling persons (each an

“Indemnitee,” and collectively, the “Indemnitees”) from and against all Liabilities relating to, arising out of or resulting from any Covered Obligation.

D. The SunCoke Group Obligors intend, collectively, to make such distributions, contributions, and payments on inter-company indebtedness owed by one or more of the members of the SunCoke Group to any other member of the SunCoke Group, including The Claymont Investment Company LLC (“Claymont”), and to undertake such other nonpayment obligations and support, as may be necessary (i) to provide such funds or to perform such obligations (a) for the benefit of the primary obligor under each Covered Obligation, or (b) if such funding or performance directly for the benefit of the primary obligor is commercially impractical (by way of illustration and not by way of limitation, if the primary obligor is, in turn, required to deliver documents to, or perform obligations for the benefit of, a Government Authority), then on behalf of the primary obligor, for the benefit of the Third Party to whom such payment or performance of such Covered Obligations is owed (each such distribution, contribution, payment, or performance a “Keep Well Undertaking”), in order to enable the primary obligor to pay or perform, or to pay or perform on behalf of the primary obligor, each Covered Obligation as it becomes due or performable, prior to the date any demand for payment or performance of such Covered Obligation may be made on any member of the Sunoco Group, or (ii) if such demand for payment or performance of a Covered Obligation is made, paid or performed by a Sunoco Group member, to indemnify such member of the Sunoco Group against any Liabilities relating to, arising out of or resulting from such demand, payment, or performance.

E. For so long as any Covered Obligations related to the Indiana Harbor Note remain to be paid or performed, SunCoke desires (i) to restrict the assets (other than additional cash capital contributions) and liabilities of Claymont, to Claymont’s assets and liabilities existing on the date hereof, and any inter-company demand loans by Claymont to any SunCoke Group Obligor, so long as such loan is made upon arm’s length terms then prevailing between Third Parties (each, and “Arm’s Length Loan”), (ii) to restrict Claymont’s purposes and business activities to the conduct of the business Claymont is conducting on the date hereof, and (iii) to restrict Claymont’s ability to incur any debt or other liabilities other than Claymont’s debt and other liabilities existing on the date hereof.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION; CONSTRUCTION

1.01 General. Capitalized terms used but not defined herein shall have the meanings set forth in the Separation and Distribution Agreement. When used in this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the preamble.

“Agreement Disputes” shall have the meaning set forth in Section 9.01.

“Arm’s Length Loan” shall have the meaning set forth in Recital E.

“Bankruptcy Laws” shall mean bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors’ rights generally.

“Claymont” shall have the meaning set forth in Recital D.

“Closing” shall mean the consummation of the Separation.

“Contract” shall mean any contract, agreement, permit, license, lease, insurance policy, note, mortgage, indenture, loan, credit agreement or other arrangement, whether written or unwritten, that does, or could give rise to a Covered Obligation.

“Covered Obligation” shall have the meaning set forth in Recital B.

“Covered Obligation Documents” shall have the meaning set forth in Section 3.01(a).

“GE Guarantee” shall have the meaning set forth in Recital B.

“indemnify” shall have the meaning set forth in Recital C.

“Indemnitee” shall have the meaning set forth in Recital C.

“Indiana Harbor” shall have the meaning set forth in Recital B.

“Indiana Harbor Guarantees” shall have the meaning set forth in Recital B.

“Indiana Harbor Note” shall mean that certain promissory note in the original principal amount of $200,000,000 dated July 31, 2002, payable to the order of Indiana Harbor.

“Jewell” shall have the meaning set forth in Recital B.

“Jewell Guarantee Amendment” shall have the meaning set forth in Recital B.

“Jewell Guarantees” shall have the meaning set forth in Recital B.

“Keep Well Undertaking” shall have the meaning set forth in Recital D.

“Information” shall have the meaning set forth in Section 8.01.

“Maximum Liability” shall have the meaning set forth in Section 3.01(a).

“Original Jewell Guarantee” shall have the meaning set forth in Recital B.

“Separation and Distribution Agreement” shall have the meaning set forth in Recital A.

“SunCoke” shall have the meaning set forth in the preamble.

“SunCoke Group Obligors” shall have the meaning set forth in the preamble.

“SunCoke Secured Credit Facilities” shall mean                     .

“Sunoco” shall have the meaning set forth in the preamble.

“Third Party” shall mean a Person who is not a party hereto or a Subsidiary or Affiliate of a party hereto.

1.02 Certain Principles of Interpretation. This Agreement shall be interpreted in accordance with Section 12.15 of the Separation and Distribution Agreement.

1.03 Absence of Presumption; Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing the instrument to be drafted. This Agreement has been negotiated by the parties and their counsel in good faith and will be fairly interpreted in accordance with its terms and without construction in favor of any party.

ARTICLE II

GUARANTY, KEEP WELL FUNDING, AND INDEMNITY

2.01 Guaranties by the SunCoke Group Guarantors.

(a) Subject to Section 3.01, the SunCoke Group Obligors hereby, jointly and severally, irrevocably and unconditionally guarantee, for the benefit of each member of the Sunoco Group, the prompt and complete payment and performance when due of each Covered Obligation and in any event prior to the date demand is entitled to be made on any member of the Sunoco Group for the payment or performance thereof.

(b) Any Person that becomes a guarantor of the SunCoke Secured Credit Facilities after the Closing shall execute a Joinder to this Agreement, in the form attached as Exhibit A hereto, and shall become a SunCoke Group Obligor hereunder.

(c) In consideration of the Separation, at the Closing, Jewell and Jewell Coke Company, a Delaware corporation (both such entities being SunCoke Group members and beneficiaries under the Jewell Guarantees), will execute a release of Sunoco’s obligations to them under the Jewell Guarantees, in the form attached as Exhibit B hereto.

2.02 Keep Well Undertakings. Subject to Section 3.01 for so long as any Covered Obligation related to the Indiana Harbor Guarantees or the Jewell Guarantees remain to be paid or performed, the SunCoke Group Obligors hereby agree, jointly and severally, to pay or perform the Keep Well Undertakings and to provide such other assistance as shall be necessary to enable each member of the SunCoke Group to pay or perform each of its Covered Obligations on or before the date the payee or other obligee in respect of such Covered Obligations would be entitled to make demand on any member of the Sunoco Group for payment or performance in respect thereof.

2.03 Indemnities. Subject to Section 3.01, if (i) Claymont does not pay all or any portion of any payment that becomes due under the Indiana Harbor Note on its Payment Date, or (ii) notwithstanding the undertakings of the SunCoke Group Obligors in respect of the Keep Well Undertakings pursuant to Section 2.02, a SunCoke Group Obligor fails to pay or perform any Covered Obligation and, in either case, a claim is made against a member of the Sunoco Group in respect of such Covered Obligation, then each of the SunCoke Group Obligors, jointly and severally, shall indemnify each member of the Sunoco Group and the other Indemnitees from and against all Liabilities in respect of such Covered Obligations in accordance with the procedures set forth in Section 5.5 of the Separation and Distribution Agreement.

2.04 Additional Covered Obligations; Further Assurances. The SunCoke Group and the Sunoco Group have made, and shall continue to make diligent, good faith efforts to identify additional Covered Obligations. It is the intention of this Section 2.04 to indentify, allocate primary responsibility for, and indemnify, the Sunoco Group against obligations of the SunCoke Group that, had the parties given specific consideration to such obligations as of the date hereof, would have been Covered Obligations. If any member of the SunCoke Group or the Sunoco Group indentifies an additional Covered Obligation, such Person shall notify SunCoke and Sunoco, and at the request of Sunoco, the SunCoke Group shall undertake all measures reasonably requested by Sunoco to cause the obligee of a Covered Obligation to release Sunoco or such other members of the Sunoco Group as may be obligated under such Covered Obligation. If the obligee does not release all of the members of the Sunoco Group who are obligated under the Covered Obligation, then the SunCoke Group Obligors shall execute and deliver, for the benefit of the applicable members of the Sunoco Group, such guaranties or other documents as may reasonably be requested by Sunoco to provide security to the applicable members of the Sunoco Group that the SunCoke Group Obligors will pay or perform such Covered Obligation prior to the date the obligee thereunder is entitled to make a demand on any member of the Sunoco Group for such payment or performance.

ARTICLE III

LIMITATIONS ON GUARANTIES, ETC; CONTRIBUTION

3.01 Limitation on Guaranties, Keep Well Undertakings and Indemnities.

(a) Each SunCoke Group Obligor and Sunoco hereby agrees and confirms that (i) it is the intention of all the parties hereto that the obligations of each SunCoke Group Obligor under Article II not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act (as adopted by any applicable state), the Uniform Fraudulent Transfer Act (as adopted by any applicable state) or any similar federal or state Law to the extent applicable to this Agreement and the obligations of such SunCoke Group Obligor under Article II, and (ii) the aggregate liability of each SunCoke Group Obligor under this Agreement and any additional guaranty or other document executed in accordance with Section 2.04 (collectively, the “Covered Obligation Documents”) at any time (but after giving effect to the right of contribution described in Section 3.02) shall not exceed the maximum amount (as to any SunCoke Group Obligor, its “Maximum Liability”), that will result in the aggregate obligations of such SunCoke Group Obligor under the Covered Obligation

Documents not constituting a fraudulent transfer or conveyance under Bankruptcy Law or any of the other aforementioned acts and Laws.

(b) Each SunCoke Group Obligor agrees that the obligations under the Covered Obligation Documents may at any time and from time to time exceed the Maximum Liability of such SunCoke Group Obligor thereunder without impairing the guaranties or other undertakings under the Covered Obligation Documents or affecting the rights and remedies of any member of the Sunoco Group thereunder.

(c) With respect to each SunCoke Group Obligor, no payment made by Claymont, any other primary obligor, any other SunCoke Group Obligor, or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Covered Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of such SunCoke Group Obligor under the Covered Obligation Documents, and such SunCoke Group Obligor shall, notwithstanding any such payment (other than any payment made specifically in respect of a Covered Obligation), remain liable for the payment and performance of any remaining Covered Obligations up to the Maximum Liability of such SunCoke Group Obligor until the Covered Obligations have been fully satisfied.

3.02 Rights of Contribution. Each SunCoke Group Obligor hereby agrees that to the extent a SunCoke Group Obligor shall have paid or be obligated to pay more than its proportionate share of any payment made in respect of the Covered Obligations, such SunCoke Group Obligor shall be entitled to contribution from and against any other SunCoke Group Obligor that has not paid its proportionate share of such payment. Each SunCoke Group Obligor’s right of contribution shall be subject to the terms and conditions of Section 3.03. The provisions of this Section 3.02 shall in no respect limit the obligations and liabilities of any SunCoke Group Obligor to any member of the Sunoco Group, and each SunCoke Group Obligor shall remain liable to the members of the Sunoco Group for the payment and performance of the Covered Obligations, up to such SunCoke Group Obligor’s Maximum Liability.

3.03 No Subrogation. Notwithstanding any payment made by any SunCoke Group Obligor hereunder or any set-off or application of funds of any SunCoke Group Obligor by any Indemnitee, no SunCoke Group Obligor shall be entitled to exercise any rights of subrogation against any other SunCoke Group Obligor or any collateral security, guarantee, or right of offset held by any member of the Sunoco Group for the payment of any Covered Obligation.

3.04 Amendments, etc. with respect to the Covered Obligations. Each SunCoke Group Obligor shall remain obligated under Article II notwithstanding that, without any reservation of rights against such SunCoke Group Obligor and without notice to or further assent by such SunCoke Group Obligor, (a) any demand made by any member of the Sunoco Group for payment or performance of any of the Covered Obligations may be rescinded by such member of the Sunoco Group and such Covered Obligations continued, (b) any Covered Obligation, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any member of the Sunoco Group obligated thereon, and (c) any documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, pursuant to the terms and conditions of each such applicable document from time to time, and any collateral security, guarantee or right of offset at any time held by any member of the Sunoco Group for the payment of any Covered Obligations may be sold, exchanged, waived, surrendered or released.

3.05 Guarantee Absolute and Unconditional.

(a) Each SunCoke Group Obligor waives any and all notice of the creation, renewal, extension, amendment, or accrual of any of the Covered Obligations and notice of or proof of reliance by any member of the Sunoco Group or any other Person upon the guarantee contained in Article II or acceptance of the guarantee contained in Article II.

(b) Each SunCoke Group Obligor waives diligence, presentment, protest, and demand for payment or performance, notice of intent to accelerate, notice of acceleration and notice of default, nonpayment, or nonperformance to or upon any such SunCoke Group Obligor or any of the other SunCoke Group Obligors with respect to the Covered Obligations. Each SunCoke Group Obligor understands and agrees that the guarantee contained in Article II shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance, and a primary obligation of each SunCoke Group Obligor, without regard to (i) the validity or enforceability or perfection of any of the Covered Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by, for, or on behalf of any member of the Sunoco Group, (ii) any defense, set-off or counterclaim whatsoever (other than a defense of payment or performance) which may at any time be available to or be asserted by any SunCoke Group Obligor or any other Person against any member of the Sunoco Group, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any SunCoke Group Obligor), other than payment or performance, which constitutes, or might be construed to constitute, an equitable or legal discharge of any SunCoke Group Obligor for any of its respective portion of the Covered Obligations or of such SunCoke Group Obligor under the guarantees contained in Article II or any other Covered Obligation Document, in bankruptcy or in any other instance.

(c) When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any SunCoke Group Obligor, any member of the Sunoco Group may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other SunCoke Group Obligor or any other Person for the Covered Obligations or any right of offset with respect thereto, and any failure by any member of the Sunoco Group to make any such demand, to pursue such other rights or remedies or to collect any payments from any SunCoke Group Obligor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any other SunCoke Group Obligor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve such SunCoke Group Obligor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any member of the Sunoco Group against such SunCoke Group Obligor. For the purposes of this Section 3.05, “demand” shall include the commencement and continuance of any legal proceedings.

(d) All dealings in respect of the Covered Obligations between any of the SunCoke Group Obligors, on the one hand, and any member of the Sunoco Group, on the other hand, shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in Article II or in any other Covered Obligation Document.

3.06 Reinstatement. The guarantee contained in Article II shall continue to be effective, or be reinstated, as the case may be, if at any time any payment or performance, or any part thereof, of any of the Covered Obligations is rescinded or must otherwise be restored or returned by any member of the Sunoco Group upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any SunCoke Group Obligor as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any SunCoke Group Obligor or any substantial part of its property, or otherwise, all as though such payments had not been made.

3.07 Payments. Each SunCoke Group Obligor hereby agrees and guarantees that all payments hereunder by such SunCoke Group Obligor will be paid without set-off or counterclaim.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.01 Enforceable Obligations. Each SunCoke Group Obligor hereby represents and warrants to each member of the Sunoco Group that this Agreement constitutes the legal, valid and binding obligation of each SunCoke Group Obligor, enforceable against such SunCoke Group Obligor in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether enforcement is sought by proceedings in equity or at law).

4.02 Other Representations. Each of the parties hereto represents to the others that (a) it has the organizational and other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary organizational or other actions, and (c) it has duly and validly executed and delivered this Agreement.

ARTICLE V

SEPARATENESS OF SUNCOKE GROUP

FROM SUNOCO GROUP

5.01 General. The Separation will effectuate the formal, legal separation of the SunCoke Group from the Sunoco Group. The members of each Group shall conduct their respective businesses in a manner that makes their separation from the members of the other Group clear to their creditors, their contract counterparties, Governmental Authorities and other regulators that regulate any aspect of their businesses, and the public at large. Each member of a particular Group shall correct any known or suspected misunderstanding regarding the separateness of the two Groups as quickly and as thoroughly as reasonably practicable.

5.02 Ring-Fencing of Claymont. Without limiting the generality of Section 5.01, for so long as the Indiana Harbor Note is outstanding, Claymont shall:

(i) maintain books and records separate from any member of the Sunoco Group, any member of the SunCoke Group, and every other Person;

(ii) maintain financial statements, prepared in accordance with GAAP, separate from those of the Sunoco Group and the other members of the SunCoke Group, and maintain its books and records in a manner so that it will not be difficult or costly to segregate, ascertain, or otherwise identify its assets and liabilities as separate and distinct from the assets and liabilities of any member of the Sunoco Group and of any member of the SunCoke Group; provided that the assets, liabilities, cash flows and income of Claymont may be consolidated with the other members of the SunCoke Group on the consolidated financial statements of SunCoke prepared in accordance with GAAP;

(iii) conduct business in its own name, with such business being limited to the business that Claymont conducts on the date hereof;

(iv) pay its debts and other liabilities to Third Parties from its own funds or from guaranties or Keep Well Undertakings provided solely by members of the SunCoke Group, except as otherwise provided in this Agreement;

(v) reduce each material contract or agreement, if any, between itself and any other Person to writing;

(vi) hold itself out as a separate entity from any other Person;

(vii) correct, in writing or by other retrievable means, any known misunderstanding regarding its separate identity as soon as practicable after obtaining knowledge of such misunderstanding;

(viii) maintain its accounts (including all deposit, investment, and trust accounts at any financial institution) separate from those of any other Person;

(ix) not commingle its funds or other assets with those of any other Person;

(x) observe all formalities required by its organizational documents, the Laws of the jurisdiction of its formation, and the other Laws, rules, regulations and orders of Governmental Authorities exercising jurisdiction over it;

(xi) maintain adequate capital, which may include payments under guaranties or Keep Well Undertakings by other members of the SunCoke Group, in light of its contemplated business operations;

(xii) not make any loans or other extensions of credit to any other Person, other than Arm’s Length Loans;

(xiii) not acquire any equity securities nor any obligations or debt securities of any Person other than equity securities, obligations, or debt securities of SunCoke Obligors;

(xiv) not guarantee or become obligated for any debts of or hold out its credit as being available to satisfy any obligations, or pledge its assets to secure the debts or other obligations, of any other Person, other than Claymont’s debts, obligations and pledges existing on the date hereof;

(xv) not expand its business beyond the geographical or product scope, nor acquire any material assets by purchase, merger, consolidation or otherwise, other than the business scope conducted and types of assets owned by Claymont on the date hereof; and

(xvi) except as required by Law, not agree to any amendment of any provision of this Agreement, nor permit or suffer any of its organizational documents to be amended.

ARTICLE VI

SURVIVAL

6.01 Survival of Agreements. All covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing.

ARTICLE VII

CERTAIN ADDITIONAL COVENANTS

7.01 Further Assurances. This Agreement is subject to Section 10.1 of the Separation and Distribution Agreement.

7.02 Regulatory Proceedings. From and after the Closing, except as may be prohibited by applicable Law, SunCoke shall not, and shall not permit any member of the SunCoke Group to, assert a position adverse to the position of any member of the Sunoco Group in any proceeding, matter, or discussion before any Governmental Authority, legislative body, or any other regulatory authority having jurisdiction over a member of the Sunoco Group that relates to, arises out of or results from, or that could give rise to, a Covered Obligation, without obtaining the prior written consent of Sunoco, which consent Sunoco may withhold in its sole discretion.

ARTICLE VIII

DISPUTE RESOLUTION

8.01 Disputes. Any Dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures set forth in Article IX of the Separation and Distribution Agreement.

ARTICLE IX

MISCELLANEOUS

9.01 Expenses. Except as expressly set forth in this Agreement, all fees, costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement, and with the consummation of the transactions contemplated hereby, will be borne by the party incurring such fees, costs or expenses.

9.02 Governing Law; Jurisdiction. This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of laws principles of the State of New York other than Section 5-1401 of the General Obligations Laws of the State of New York, including all matters of validity, construction, effect, enforceability, performance and remedies.

9.03 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given in accordance with Section 12.5 of the Separation and Distribution Agreement.

9.04 Amendment and Modification. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

9.05 Successors and Assigns; No Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns but neither this Agreement nor any of the rights, interests and obligations hereunder shall be directly or indirectly assigned, by operation of Law or otherwise, by any party hereto without the prior written consent of the other party. This Agreement is solely for the benefit of the parties hereto, and the other members of their respective Groups, and is not intended to confer upon any other Persons any rights or remedies hereunder or under the Covered Obligation Documents.

9.06 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

9.07 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

9.08 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

9.09 Equitable Relief. Subject to the provisions of Article IX of the Separation and Distribution Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief in respect of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the parties to this Agreement.

9.10 Limitation of Liability. Neither SunCoke or its Affiliates, on the one hand, nor Sunoco or its Affiliates, on the other hand, shall be liable to the other for any special, indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages of the other arising in connection with the transactions contemplated hereby (other than any such liability with respect to a Third-Party Claim).

9.11 Waiver of Default. Waiver by any party of any default by the other party on any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

9.12 Controlling Documents. This Agreement supplements certain obligations that the SunCoke Group Obligors have to the members of the Sunoco Group in connection with the IPO, as set forth in the Separation and Distribution Agreement; and any rights and obligations set forth in this Agreement shall be in addition to, and not in limitation of, any rights and obligations set forth in the Separation and Distribution Agreement.

9.13 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any Third Party as creating the relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties in accordance with the terms of this Agreement, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SUNOCO, INC.

By:
Name:
Title:

SUNCOKE ENERGY, INC.

By:
Name:
Title:

JOINDER

This JOINDER, dated as of [                        ], 20[    ] (this “Joinder”) is made by [                                         ], a [                        ] (the “Additional SunCoke Obligor”), in favor of each of the members of the Sunoco Group (as defined in the Agreement).

PRELIMINARY STATEMENTS

1. On                              , 2011, Sunoco, Inc., a Delaware corporation (“Sunoco”) completed the Separation, and in connection with the Separation, Sunoco and SunCoke separated their businesses and allocated responsibility for certain liabilities along business lines.

2. In connection with the consummation of the Separation, Sunoco entered into that certain Guaranty, Keep Well and Indemnity Agreement, dated as of                              , 2011, by and among Sunoco, SunCoke and the other signatories thereto (the “Agreement”) relating to the allocation of such liabilities.

3. The Additional SunCoke Group Obligor desires to execute this Joinder and to become a SunCoke Group Obligor, as defined in the Agreement.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional SunCoke Group Obligor hereby agrees as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning given to such term in the Agreement.

Section 2. Incorporation of the Agreement by Reference. All of the terms of the Agreement are incorporated herein in their entirety.

Section 3. Joinder; Guarantee of Obligations. By executing and delivering this Joinder, the Additional SunCoke Obligor, hereby becomes a party to the Agreement as a SunCoke Group Obligor thereunder with the same force and effect as if originally named therein as a SunCoke Obligor. Each reference to a SunCoke Group Obligor in the Agreement shall be deemed for all purposes to include the Additional SunCoke Obligor. Without limiting the generality of the foregoing, the Additional SunCoke Group Obligor (a) hereby agrees to all of the terms and provisions of the Agreement applicable to it as a SunCoke Group Obligor and hereby expressly assumes all obligations and liabilities of a SunCoke Group Obligor thereunder, and (b) hereby, jointly and severally with the other SunCoke Obligors, unconditionally and irrevocably, guarantees to each of the members of the Sunoco Group the prompt and complete payment or performance when due (whether at the stated maturity, by acceleration or otherwise) of the Covered Obligations in accordance with the Agreement.

Section 4. Representations and Warranties. The Additional SunCoke Group Obligor hereby represents and warrants that the representations and warranties contained in Article IV of the Agreement, as such representations and warranties apply to the Additional SunCoke Obligor, are true and correct on and as the date hereof (after giving effect to this Joinder).

JOINDER

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Section 5. Counterparts. This Supplement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Joinder.

Section 6. Full Force and Effect. Except as expressly supplemented hereby, the Agreement remains in full force and effect.

Section 7. Enforceability. Any provision of this Joinder that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 8. Governing Law. This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed and delivered as of the date first above written.

[ADDITIONAL SUNCOKE GROUP OBLIGOR]

By:
Name:
Title:

JOINDER

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